SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 18, 2003

MERITAGE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	I-9977	86-0611231

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8501 E. Princess Drive, Suite 290, Scottsdale, Arizona 85255

(Address of Principal Executive Offices)	(Zip Code)

(877) 400-7888

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. OTHER EVENTS.

     References to “we,” “our” and “us” in this Current Report on Form 8-K refer to Meritage Corporation and its consolidated subsidiaries.

     On September 18, 2003, we announced in a press release that we had priced an offering of $75 million in aggregate principal amount of our 9.75% senior notes due June 1, 2011.  The senior notes were priced at 109.0% of their face amount to yield 7.642%.

     A copy of our press release announcing the pricing of the offering of the senior notes, including information concerning forward-looking statements and factors that may affect our future results, is attached hereto as Exhibit 99.1.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 18, 2003

MERITAGE CORPORATION

/s/ Vicki L. Biggs
By:	Vicki L. Biggs Chief Accounting Officer and Vice President–Corporate Controller

Exhibit Index

Exhibit No.	Description

99.1	Press Release